Exhibit 99.1

Investor Contact:

Gregg Kalvin

DineEquity, Inc.

(818) 637-3628

Media Contacts:

Samantha Verdile or Lucy Neugart

Sard Verbinnen & Co

(415) 618-8750

DINEEQUITY NAMES TOM EMREY CHIEF FINANCIAL OFFICER

GLENDALE, Calif., September 6, 2011 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP, today announced the appointment of Tom Emrey as chief financial officer, effective September 12, 2011.  Mr. Emrey replaces John F. Tierney, who will be leaving the Company following a brief transitional period.

Mr. Emrey joins DineEquity from Universal Studios Home Entertainment, a subsidiary of NBCUniversal, one of the world’s leading media and entertainment companies.  For the past four years, Mr. Emrey has served as executive vice president and chief operating officer of Universal Studios Home Entertainment. He previously served as chief financial officer of Universal Studios Home Entertainment between 2003 and 2007.  Prior to Universal Studios Home Entertainment, Mr. Emrey held a number of senior finance positions at Nestlé USA.

“We are pleased to have such an accomplished and dynamic chief financial officer joining our strong management team at this exciting time for the Company.  Tom brings more than 25 years of broad-based finance experience and a deep understanding of consumer businesses that will benefit the Company and our stockholders in the years ahead.  Tom’s hands-on finance and corporate strategy experience will be an important asset to DineEquity’s executive team as we continue executing on our strategic plans for Applebee’s and IHOP and creating additional value for our stockholders,” said Julia Stewart, DineEquity’s chairman and chief executive officer. “The entire DineEquity team and I thank Jack for his contributions. Jack has played a central role for the past two and a half years refinancing and re-pricing our long-term debt. He leaves the Company in a solid financial position as we continue to generate strong cash flow and make meaningful progress paying down debt.”

Earlier in his career, Mr. Emrey spent several years with Silgan Containers Corporation, where he held various positions as corporate controller, director of financial reporting and director of internal audit.  Mr. Emrey began his career as an auditor at Ernst & Young LLP.

A certified public accountant, Mr. Emrey received his BS from the University of Southern California and an MBA from Pepperdine University.

“I am delighted to be joining the accomplished executive team at DineEquity and look forward to partnering with my new colleagues to take the Company and its brands to the next level of performance,” said Mr. Emrey.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,500 restaurants combined, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.